STOCK PURCHASE AGREEMENT

                                     BETWEEN

                          SHADY DALE INVESTMENTS, LLC.,
                          J. D. JENKINS AND RON JENKINS

                                      AND

                             iCOMMERCE GROUP, INC.

                                 AUGUST 1, 1999


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

                                TABLE OF CONTENTS

Section 1.    Definitions..................................................  1

Section 2.    Purchase and Sale of Company shares..........................  3
         (a)  Basic Transaction............................................  3
         (b)  Purchase Price...............................................  3
         (c)  The Closing .................................................  3
         (d)  Deliveries at the Closing....................................  3

Section 3.    Representations and Warranties Concerning the Transaction....  4
         (a)  Representations and Warranties of Sellers....................  4
         (b)  Representations and Warranties of Buyer......................  4

Section 4.    Representations and Warranties Concerning the Company and its
                Subsidiaries...............................................  5
         (a)  Organization, Qualification, and Corporate Power.............  5
         (b)  Capitalization...............................................  5
         (c)  Noncontravention.............................................  6
         (d)  Brokers' Fees................................................  6
         (e)  Title to Personal Properties.................................  6
         (f)  Events Subsequent to June 30, 1999...........................  6
         (g)  Compliance with Law and Other Related Regulations............  7
         (h)  Intellectual Property........................................  8
         (i)  Employee Benefits............................................  8
         (j)  Certain Business Relationships With the Company and its
                Subsidiaries...............................................  8
         (k)  Minute Books.................................................  8
         (l)  Accuracy of Statements.......................................  8

 Section 5.   Pre-Closing Covenants........................................  8
         (a)  General......................................................  8
         (b)  Notice of Developments.......................................  8
         (c)  Exclusivity..................................................  9
         (d)  Covenants of Sellers.........................................  9

Section 6.    Post-Closing Covenants....................................... 11
         (a)  General...................................................... 11
         (b)  Litigation Support........................................... 11
         (c)  Transition................................................... 11
         (d)  Prepayment of Buyer Note..................................... 11

Section 7.    Conditions to Obligation to Close............................ 12
         (a)  Conditions to Obligation of Buyer............................ 12
         (b)  Conditions to Obligation of Sellers.......................... 12

Section 8.    Remedies for Breaches of This Agreement...................... 13
         (a)  Survival of Representations and Warranties................... 13
         (b)  Indemnification Provisions for Benefit of Buyer.............. 13
         (c)  Indemnification Provisions for Benefit of Sellers............ 14
         (d)  Matters Involving Third Parties.............................. 14

Section 9.    Termination.................................................. 15
         (a)  Termination of Agreement..................................... 15
         (b)  Effect of Termination........................................ 16

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Section 10.   Miscellaneous................................................ 16
         (a)  Press Releases and Public Announcements...................... 16
         (b)  No Third Party Beneficiaries................................. 16
         (c)  Entire Agreement............................................. 16
         (d)  Succession and Assignment.................................... 16
         (e)  Counterparts................................................. 17
         (f)  Headings..................................................... 17
         (g)  Notices.....................................................  17
         (h)  Governing Law...............................................  17
         (i)  Amendments and Waivers......................................  18
         (j)  Severability................................................  18
         (k)  Expenses....................................................  18
         (l)  Construction................................................  18
         (m)  Incorporation of Exhibits and Schedules.....................  18
         (n)  Confidentiality.............................................  18


EXHIBITS

Exhibit A -   Form of Buyer Note



                                       ii


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                            STOCK PURCHASE AGREEMENT

         AGREEMENT entered into as of August 1, 1999, by and between iCommerce Group, Inc., a Delaware corporation ("Buyer"), and Shady Dale Investments, LLC., a Georgia Limited Liability Company ("LLC"), J. D. Jenkins and Ron Jenkins (collectively, the "Sellers"). Buyer and Sellers are referred to herein at times as the "Parties." Other capitalized terms used herein are defined in Section 1.

         WHEREAS, Sellers own all of the outstanding capital stock of Inversiones Calle Ocho, S.A., a Dominican Republic corporation (the "Company");

         WHEREAS, the Company is engaged in the business of owning land and buildings and operating a Free Trade Zone under the laws of the Dominican Republic;

         WHEREAS, subject to the terms and conditions set forth in this Agreement, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the outstanding capital stock of the Company; and

         WHEREAS, the purchase price for the capital stock of the Company will consist of shares of common stock of the Buyer and promissory notes payable by Buyer;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         Section 1. Definitions.

         "Adverse Consequences" means (i) all actions, suits, proceedings, investigations, charges, complaints, claims, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses and
(ii) the amount of the loss, damage or expense (or decrease in the value of the business of the Company) that is actually suffered or incurred by reason of a breach of a representation or warranty or a covenant or agreement that would not have been suffered or incurred if the representation or warranty or covenant or agreement had not been breached.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person within the meaning of the Securities Exchange Act.

         "Applicable Rate" means the corporate base rate of interest announced from time to time by Chemical Bank (or its successors).

         "Business" means the Free Trade Zone operations of Inversiones Calle Ocho, S.A.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Notes" has the meaning set forth in Section 2(b) below.

         "Closing" has the meaning set forth in Section 2(c) below.

         "Closing Date" has the meaning set forth in Section 2(c) below.

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         "Code" where applicable in this Agreement means the Internal Revenue
Code of 1986, as amended.

         "Company" has the meaning set forth in the preface above.

         "Company Shares" means the shares of common stock, par value $.01 per share, of the Company.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, or (d) Employee Welfare Benefit Plan.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "Indemnified Party" has the meaning set forth in Section 8(d) below.

         "Indemnifying Party" has the meaning set forth in Section 8(d) below.

         "Intellectual Property" has the meaning set forth in Section 4(i) below.

         "Knowledge" means actual knowledge without independent investigation.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof), or any other entity.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SEC" means the Securities and Exchange Commission.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens on personal properties and liens securing rental payments under capital lease arrangements for real or personal properties, and (d) other

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liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Sellers" has the meaning set forth in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) directly or indirectly owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (or any partnership as to which such Person has a similar ownership or voting interest).

         "Third Party Claim" has the meaning set forth in Section 8(d) below.

         Section 2. Purchase and Sale of Company Shares.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Sellers, and Sellers agrees to sell to Buyer, all of the outstanding Company Shares for the consideration specified in Section 2(b).

         (b) Purchase Price. At the Closing, Buyer shall pay to Sellers the following as the purchase price for the Company Shares: (i) 49,500 shares of common stock of the Buyer and (ii) a negotiable promissory note in the principal amount of $125,000 payable by Buyer to Sellers in the form of Exhibit A hereto (the "Buyer Notes"). The number of shares representing all the outstanding shares of the Company being purchased and the allocation is as follows:

                                                                                       Payment of Purchase Price
                                                                                       -------------------------
                                                                                                            Note
         Name                                  # of Shares Being Sold                 Stock                Amount
         ----                                  ----------------------                 -----                ------
         Shady Dale
         Investments, LLC                                  300                           9,900                25,000
         J. D. Jenkins                                     600                          19,800                50,000
         Ron Jenkins                                       600                          19,800                50,000
                                                    ----------                   -------------         -------------
                                                         1,500                          49,500         $     125,000
                                                    ==========                   =============         =============

         (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company at 10:00 a.m. local time on September 30, 1999 (or, if later, the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself)) (the "Closing Date").

         (d) Deliveries at the Closing. At the Closing, (i) Sellers will deliver to Buyer the various instruments and documents referred to in Section 7(a) below, (ii) Buyer will deliver to Sellers the various instruments and documents referred to in Section 7(b) below (including the Buyer Notes), (iii) Sellers will deliver to Buyer stock certificates representing all of the outstanding Company Shares, endorsed in blank or accompanied by duly executed assignment documents and (iv) Buyer will deliver to Sellers the consideration specified in
Section 2(b) above for the outstanding Company Shares.

         Section 3. Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of Sellers. Sellers as defined in
Section 1. Definitions, or individually as identified herein, as the case may be, represent and warrant to Buyer that the statements contained in this Section


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3(a) are true and correct as of the date of this Agreement.

                  (i) Organization. Shady Dale Investments, LLC is a limited liability company, duly organized and validly existing under the laws of Georgia.

                  ii) Authorization of Transaction. Shady Dale Investments, LLC has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Sellers, enforceable against them in accordance with its terms. Sellers do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Brokers' Fees. Neither the Sellers nor the Company have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

                  (iv) Company Shares. Sellers hold of record and own beneficially all of the issued and outstanding Company Shares free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, liens, claims, charges and encumbrances. Sellers are not party to any option, warrant, purchase right, or other contract or commitment that could require them to sell, transfer, or otherwise dispose of any capital stock of the Company. Sellers are not party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                  (v) Investment. Sellers are not acquiring their i-Commerce Group Notes with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         (b) Representations and Warranties of Buyer. Buyer represents and warrants to Sellers that the statements contained in this Section 3(b) are true and correct as of the date of this Agreement.

                  (i) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands.

                  (ii) Authorization of Transaction. Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Buyer Notes, etc. Buyer has the corporate power and authority to execute, issue and deliver the Buyer Notes and to perform its obligations thereunder. The Buyer Notes have been duly authorized and, when executed, issued and delivered to Sellers, will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  (iv) Noncontravention. The execution, delivery and performance of this Agreement, the Buyer Notes, and the issuance of capital stock of Parent will not (i) violate any statute, regulation, rule, injunction, judgment, order,

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decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of the charter or bylaws of Buyer or (ii) result in a breach of, constitute a default under, result in the acceleration or termination of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent (other than notices previously given or consents previously obtained) under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The issuance of capital stock of Parent will not breach or conflict with any preemptive, first refusal or similar rights of any holder of Buyer's securities.

                  (v) No Material Adverse Change. Since January 1, 1999, there has not been any material adverse change in the business or financial condition of the Buyer.

                  (vi) Brokers' Fees. Neither Buyer nor any of its Affiliates have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sellers or any of its Affiliates could become liable or obligated.

                  (vii) Investment. Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         Section 4. Representations and Warranties Concerning the Company. Sellers represent and warrant to Buyer that the statements contained in this
Section 4 are true and correct as of the date of this Agreement.

         (a) Organization, Qualification, and Corporate Power. The Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification or good standing would not materially interfere with the ability of the Company and its Subsidiaries to conduct business or have a material adverse effect on the Company. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b) Capitalization. The entire authorized capital stock of the Company consists of 50,000 shares of common stock, par value $.01 per share, of which 1,500 shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by Sellers. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any additional shares of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights issued by the Company (or with respect to which the Company could be required to make payments or issue any capital stock).

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws

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of the Company or (ii) result in a breach of, constitute a default under, result in the acceleration or termination in accordance with its terms of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (d) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Title to Personal Properties. The Company has good and marketable title to, or a valid and effective right to use, all of their respective personal properties, including all personal properties reflected on the Latest Balance Sheet or acquired since the date of the Latest Balance Sheet (except property disposed of subsequent to that date in the Ordinary Course of Business and except other immaterial items). Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest or title retention or other security arrangement except for liens for the payment of federal, state and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of their assets or properties which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of the Company or materially impair the use thereof in the operation of the Business. All leases pursuant to which the Company leases any substantial amount of personal property are valid and effective in accordance with their respective terms.

         (f) Events Subsequent to June 30, 1999.

                  (i) Since June 30, 1999, the Company has not (A) taken any material action outside the Ordinary Course of Business; (B) borrowed any money;
(C) become contingently liable for any borrowings of another Person (or guaranteed or become contingently liable for the performance of contractual obligations of another Person); (D) failed to use its reasonable efforts to preserve its business organization intact, to keep available the services of its employees and independent contractors, or to preserve its relationships with its customers, suppliers and other Persons with which it deals; or (E) increased or committed to increase the salary or compensation of any officer.

                  (ii) Since June 30, 1999, the Company has not engaged in any material practice, taken any material action or entered into any material transaction outside the Ordinary Course of Business (other than the transactions contemplated by this Agreement). Without limiting the generality of the foregoing, since that date:

                           (A) there has been no change made or authorized in
the charter or bylaws of the Company;

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

                           (B) the Company has not issued, sold or otherwise
disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                           (C) the Company has not declared, set aside or paid
any dividend or made any distribution with respect to its capital stock (whether in cash or in kind), or redeemed, purchased or otherwise acquired any of its capital stock;

                           (D) the Company has not created, incurred, assumed or
guaranteed more than $100,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                           (E) the Company has not sold, leased, transferred or
assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                           (F) there has not been any material adverse change in
the financial condition, business, properties, assets or results of operations of the Company (provided that no representation or warranty is made as to the decline in the performance of the business experienced to date, the circumstances or factors giving rise to such decline or any continuation of such decline, circumstances or factors in the future, all of which risks are being assumed by Buyer);

                           (G) there has not been any destruction, damage or
loss (whether or not covered by insurance) to the assets or properties of the Company which materially affects or impairs the ability of the Company to conduct its business;

                           (H) there has not been any mortgage or pledge of any
material amount of the assets or properties of the Company; and

                           (I) the Company has not committed to any of the
foregoing.

         (g) Compliance with Law and Other Related Regulations. Except in the case of environmental, franchise and labor matters (which are exclusively covered by the representations and warranties contained in Sections 4(q), (x) and (y), respectively):

                  (i) The Company is in compliance with applicable laws within the jurisdiction of its incorporation and all other jurisdictions in which the Company is doing business, except where failure to comply would not have a material adverse effect on the Company.

                  (ii) Without limiting the foregoing, the Company has properly filed all material reports, paid all fees and obtained all material licenses, permits, certificates and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions and provisions of all such material licenses, permits, certificates and authorizations.

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         (h) Intellectual Property.

                  (i) Section 4(i) of the Disclosure Schedule identifies the following owned or used by any of the Company: (A) patents and pending patent applications; (B) trademark, service mark and trade name registrations and applications therefor; (C) copyright registrations and applications therefor; and (D) licenses and similar agreements for the use of any intellectual property (including, without limitation, patents, unpatented inventions and technology, trademarks, service marks and trade names, copyrights and copyrightable works, know-how and trade secrets, hereinafter collectively referred to as "Intellectual Property") to which the Company is a party, either as licensee or licensor (other than licenses for the use of commercially available computer software and related documentation).

                  (ii) The Company owns and possess all right, title and interest in and to, or have a valid and enforceable license to use, the Intellectual Property necessary for the operation of the Business and no written claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made or, to the Knowledge of Sellers, threatened in the last three years or is currently outstanding.

         (i) Employee Benefits. The Company does not maintain any Employee Benefit Plan for the benefit of its employees.

         (j) Certain Business Relationships With the Company and its Subsidiaries. Neither the Sellers or its Affiliates (excluding for this purpose the Company) own any material asset, tangible or intangible, which is used in the business of, or provides any material service to, the Company.

         (k) Minute Books. The minute book of the Company accurately records all material actions taken its shareholders and directors.

         (l) Accuracy of Statements. Neither this Agreement nor the Disclosure Schedule contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         Section 5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         (b) Notice of Developments.

                  (i) Sellers may elect at any time to notify Buyer in writing of any development causing a breach of any of its representations and warranties in Section 4 above. Unless Buyer has the right to terminate this Agreement pursuant to Section 9(a)(ii) below by reason of the development and exercises that right within the period of 10 business days referred to in Section 9(a)(ii) below, the written notice pursuant to this Section 5(b)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Section 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development, in each case to the extent of the disclosure contained in such written notice.

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                  (ii) Each Party will give prompt written notice to the other of any development causing a breach of any of its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this
Section 5(b)(ii), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

         (c) Exclusivity. The Sellers will not solicit, initiate, or encourage the submission of any proposal or offer from any Person or enter into any discussions, negotiations or agreements relating to the acquisition of all or substantially all of the capital stock or assets of any of the Company and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange).

         (d) Covenants of Sellers. Sellers agree that, unless Buyer otherwise agrees in writing and except as set forth in the Disclosure Schedule, prior to the Closing Date:

                  (i) Truth of Representations and Warranties. Sellers shall use reasonable efforts to assure that the Company does not take any action which would render untrue in any material respect any of the representations or warranties of Sellers herein contained, and Sellers shall use reasonable efforts to assure that the Company does not omit to take any action, the omission of which would render untrue in any material respect any such representation or warranty. If the Closing occurs, Buyer shall not have any right of action or remedy against Sellers for breach of this Section 5(d)(i).

                  (ii) Preservation of Business. Sellers shall cause the Company to use its reasonable efforts to (i) preserve intact the present business organization of the Company, (ii) preserve the present goodwill and relationships of the Company with all Persons having business dealings with the Company, and (iii) preserve and maintain in force all material licenses, registrations, franchises, patents, trademarks, copyrights, bonds and other similar rights of the Company. Sellers shall cause the Company to refrain from entering into any employment agreements with any of their officers or management personnel which may not be cancelled without penalty upon notice not exceeding 90 days.

                  (iii) Ordinary Course. Sellers shall use reasonable efforts to not cause or permit the Company to engage in any material practice, take any material action, or enter into any material transaction outside the Ordinary Course of Business. Sellers shall use reasonable efforts to cause the Company to operate their businesses only in the usual, regular and Ordinary Course of Business and to maintain all supplies and inventory at levels commensurate with those customarily maintained by the Company in the Ordinary Course of Business. Sellers shall use reasonable efforts to cause the Company to operate their businesses in material compliance with their contractual obligations. Without limiting the foregoing, Sellers shall use reasonable efforts to assure that the Company does not (i) place a Security Interest on any property or assets, (ii) except in the Ordinary Course of Business, incur any material obligation (contingent or otherwise), or purchases or acquires, or transfers or conveys, any material assets or properties or enters into any material transaction, or
(iii) acquire any stock or other equity interest in any corporation, trust or other entity.

                  (iv) Books and Records. Sellers shall cause the Company to maintain its books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with prior years.

                  (v) No Organizational Changes. Except as contemplated by this Agreement, Sellers shall assure that the Company does not (i) amend its charter or by-laws, (ii) make any change in its capital stock by reclassification, subdivision, reorganization or otherwise, or (iii) merge or consolidate with any other corporation, trust or entity or change the character of its business.

                  (vi) No Issuance of Shares, Options or Other Securities. Sellers shall assure that the Company does not (i) issue any shares of capital stock or (ii) grant any option, warrant or other right to purchase or to convert any obligation into shares of capital stock.

                  (vii) Compensation. Sellers shall assure that the Company does not (i) increase the compensation payable to any officer or to other management personnel from the amount payable as of the date of this Agreement, except in accordance with normal and customary practice, or (ii) introduce or change any pension or profit sharing plan, or any other employee benefit arrangement, except for insubstantial changes necessary to comply with the minimum requirements of the Code or ERISA, or except as disclosed in the Disclosure Schedule or as contemplated by this Agreement.

                  (viii) Dividends. Sellers shall assure that the Company does not (i) declare, make or pay any dividend or other distribution with respect to its capital stock or otherwise, (ii) purchase, redeem or otherwise acquire any shares of its capital stock, or (iii) transfer, distribute or pay, directly or indirectly, any assets or properties (other than money) to any shareholders of the Company, except in each case as otherwise permitted in this Agreement.

                  (ix) Right of Inspection. Sellers shall cause the Company to make available to Buyer and its representatives for inspection at all reasonable times all of the assets, properties, facilities, records, agreements (including all documents of any description evidencing any right or obligation of the Company) and the consolidated financial statements of the Company and allow Buyer and its representatives the right to make whatever copies of such materials it requires, and Sellers shall cause the Company to permit Buyer and its independent accountants to audit or make such audit tests respecting the accounts of the Company as Buyer or its accountants consider appropriate.

                  (x) Entry Into Obligations. Sellers shall assure that the Company does not (i) enter into any lease, contract, agreement or other obligation with any Person other than contracts for the sale of products or services and contracts for the purchase of supplies or services in the Ordinary Course of Business (or, whether or not in the Ordinary Course of Business, which involve obligations in excess of $10,000) or (ii) enter into any service agreements, maintenance agreements, contracts or other arrangements relating to the operation or maintenance of the Business other than in the Ordinary Course of Business.

                  (xi) Confidentiality. Sellers shall assure that the Company does not reveal, orally or in writing, to any Person, other than Buyer and its representatives, any of the confidential business procedures or practices followed by it in the conduct of its business or any other information of a confidential nature.

                  (xii) Maintenance of Assets and Properties. Sellers shall use reasonable efforts to cause the Company to keep the premises occupied by it and all of the equipment and other tangible assets and personal property of the Company and its Subsidiaries in substantially the same condition as on the date of this Agreement. Sellers shall assure that the Company does not remove any personal property from the Business unless same are replaced with similar items of at least equal quality prior to the Closing Date. Sellers shall assure that the Company does not sell or permit to be sold or otherwise transferred or disposed of any material item or group of items constituting personal property, except items sold in the Ordinary Course of Business. Sellers shall assure that the Company does not convey any ownership or leasehold interest in the Business.

                  (xiii) Satisfaction of Obligations and Liabilities. Sellers shall use reasonable efforts to cause the Company to (i) pay or cause to be paid all of the obligations and liabilities arising out of its business as they mature, other than immaterial items disputed in good faith by Sellers or other items disputed with the written approval of Buyer, (ii) maintain in all material respects and perform in all material respects its obligations under all agreements and contracts to which it is bound in a manner consistent with past practice, and (iii) comply in all material respects with all requirements of applicable laws within the jurisdiction of its incorporation and all other jurisdictions in which the Company is doing business in a manner consistent with past practice. Sellers shall cause the Company to pay or cause to be paid in full when due all bills and invoices for labor, goods, materials, services and utilities of any kind relating to the Business which were contracted for by the Company or which were delivered to or performed on the Business other than immaterial items disputed by Sellers or other items disputed with the written approval of Buyer.

         Section 6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further reasonable action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving each of the other Parties shall cooperate with such Party or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

         (c) Transition. The Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships after the Closing as it maintained with the Company prior to the Closing.

         (d) Prepayment of Buyer Notes. Buyer will use its reasonable efforts to pay the outstanding Principal amount of the Buyer Notes plus all accrued and unpaid interest thereon prior to maturity.

         Section 7. Conditions to Obligation to Close.

         (a) Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties of Sellers herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby;

                  (ii) Sellers shall have in all material respects performed all obligations and agreements and complied in all material respects with all their covenants and conditions contained in this Agreement to be performed and complied with by them or on or prior to the Closing Date;

                  (iii) there shall be no material adverse change in the business, properties or financial condition of the Company (other than any material adverse change resulting from or relating to (A) the decline in the performance of the business experienced to date, the circumstances or factors giving rise to such decline or any continuation of such decline, circumstances or factors in the future or (B) any actions taken or announced by Buyer in connection with the transactions contemplated by this Agreement or any reaction of employees or business relations of the Company to the transactions contemplated by this Agreement, all of which risks are being assumed by the Buyer);

                  (iv) (A) no action or proceeding before any court or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit (or which seeks substantial damages as a result of or in connection with) the transactions contemplated by this Agreement and which would in the reasonable judgment of Buyer make it inadvisable to consummate such transactions and (B) no court order shall have been entered in any action or proceeding instituted by any other Person which enjoins, restrains or prohibits the consummation of the transactions contemplated by this Agreement;

                  (v) Buyer shall have received from counsel to Sellers an opinion in form and substance as set forth in Exhibit B attached hereto, addressed to Buyer, and dated as of the Closing Date;

                  (vi) Buyer shall have received from LLC a certificate signed by the Chief Manager and Secretary and from the individual Sellers, dated the date of the Closing Date, certifying that the closing conditions set forth in Sections 7(a)(i), (ii) and (vii) are satisfied; and

                  (vii) all other documents required to be delivered by Sellers, the Company or its Subsidiaries under this Agreement at or prior to the Closing Date shall be delivered or shall be tendered by the Closing Date.

Buyer may waive any condition specified in this Section 7(a).

         (b) Conditions to Obligation of Sellers. The obligation of Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties of Buyer herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby;

                  (ii) Buyer shall have in all material respects performed all obligations and agreements and complied in all material respects with all their covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Closing Date;

                  (iii) no action or proceeding before any court or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit (or seeks substantial damages as a result of or in connection with) the transactions contemplated by this Agreement and which would in the reasonable judgment of Sellers make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other Person which enjoins, restrains or prohibits the consummation of the transactions contemplated by this Agreement;

                  (iv) Buyer shall have executed and delivered the Buyer Notes;

                  (v) Sellers shall have received from counsel to Buyer an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to Sellers, and dated as of the Closing Date;

                  (vi) Sellers shall have received from Buyer a certificate of the president and secretary of Buyer, dated as of the Closing Date, certifying that the closing conditions set forth in Sections 7(b)(i), (ii), (iv), (v) and
(vii) are satisfied; and

                  (vii) all other documents required to be delivered by Buyer under this Agreement at or prior to the Closing Date shall be delivered or shall be tendered by the Closing Date.

Sellers may waive any condition specified in this Section 7(b).

         Section 8. Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in Sections 3 and 4 above shall survive the Closing hereunder and shall continue in full force and effect for a period of one year thereafter.

         (b) Indemnification Provisions for Benefit of Buyer.

                  (i) In the event that (A) the Sellers breach any representation or warranty contained herein and (B) Buyer makes a written claim for indemnification against Sellers with respect thereto within one year after the Closing (which written claim shall specify in reasonable particulars the basis of the breach being asserted and, to the extent then determinable, a calculation of any Adverse Consequences which Buyer claims to suffer as a result thereof), then the Sellers agree to indemnify Buyer from and against any Adverse Consequences Buyer suffers which are proximately caused by the breach; provided, however, that Sellers shall not have any obligation to indemnify Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty of Sellers contained in Section 4 above unless and until Buyer has suffered Adverse Consequences in excess of a $25,000 deductible per occurrence (after which point Sellers will be obligated only to indemnify Buyer from and against further Adverse Consequences associated with the occurrence in question).

                  (ii) Sellers shall indemnify Buyer and its Affiliates from and against any Adverse Consequences which it suffers in connection with any action, suit or proceeding brought by any franchisee of the Company or its Subsidiaries if and to the extent that such action, suit or proceeding seeks relief in respect of actions or omissions which occur prior to the Closing; provided that
(A) a $25,000 per occurrence deductible shall apply to indemnification claims under this Section 8(b)(ii); (B) Sellers shall not be obligated to indemnify Buyer or its Affiliates in respect of any actions or omissions of Buyer or its Affiliates at any time before or after the Closing or any actions or omissions of the Company or its Subsidiaries after the Closing; and (C) Sellers shall not be obligated to indemnify Buyer or its Affiliates in respect of any actions, suits or proceedings if and to the extent they relate to the identity, finances or business strategy of Buyer or its Affiliates.

                  (iii) Any indemnification for Adverse Consequences suffered by Buyer or its Affiliates shall first be paid by reducing pro rata the outstanding principal amount of the Buyer Note; provided, however, that no such reduction shall occur unless (A) Buyer has made its claim for indemnification in accordance with this Section 8(b) and (B) Sellers has agreed to such claim or, if Sellers does not so agree, Buyer has obtained a judgement in favor of Buyer from a court of competent jurisdiction. Buyer and its Affiliates shall not be entitled to payment in cash for any claim for indemnification unless and until
(C) the principal amount of the Buyer Note has been repaid and/or canceled in full (or reduced to zero pursuant to this Section 8(b)(iii)) or (D) Sellers has transferred the Buyer Notes to any Person.

         (c) Indemnification Provisions for Benefit of Sellers.

                  (i) In the event (A) Buyer breaches any representation or warranty contained in Section 3 above and (B) Sellers make a written claim for indemnification against Buyer with respect thereto within one year after the Closing (which written claim shall specify in reasonable particulars the basis of the breach being asserted and, to the extent then determinable, a calculation of any Adverse Consequences which Sellers claims to suffer as a result thereof), then Buyer agrees to indemnify Sellers from and against any Adverse Consequences Sellers suffers through and after the date of the claim for indemnification proximately caused by the breach.

                  (ii) Except in the case of matters for which Buyer is entitled to indemnification from Sellers under Section 8(b) above, in the event that Sellers or any of LLC's Affiliates are named as a party to any action, suit or proceeding arising from, relating to or in connection with any actions or omissions of the Company (whether before or after the Closing Date), then Buyer shall fully indemnify and hold harmless Sellers and any of LLC's Affiliates from all Adverse Consequences in connection therewith.

         (d) Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly (and in any event within 5 business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing; provided, however, that failure to provide such notice on a timely basis shall not release the Indemnifying Party from any of its obligations under this Section 8 except to the extent the Indemnifying Party is materially prejudiced by such failure.

                  (ii) The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party.

                  (iii) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 8(d)(ii) above, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                  (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be unreasonably withheld or delayed).

                  (v) In the event that any Party suffers damage or loss in respect of which it has or makes a valid claim against another Party for indemnification, it must take reasonable steps to mitigate its loss or damage.

         Section 9. Termination.

         (a) Termination of Agreement. This Agreement may be terminated as provided below:

                  (i) Buyer and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Buyer may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing in the event that (A) Sellers have within the previous 10 business days given the Buyer any notice pursuant to
Section 5(b)(i) above and (B) the development that is the subject of the notice (taken together with developments which were the subject of any previous notices pursuant to Section 5(b)(i)) has had a material adverse effect upon the Company and its Subsidiaries taken as a whole (other than any material adverse effect resulting from or relating to (1) the decline in the performance of the business (including but not limited to the decline in comparable store sales) experienced to date, the circumstances or factors giving rise to such decline or any continuation of such decline, circumstances or factors in the future, (2) any pending or threatened litigation by or on behalf of franchisees or (3) any actions taken or announced by Buyer in connection with the transactions contemplated by this Agreement or any reaction of employees or business relations of the Company or its Subsidiaries to the transactions contemplated by this Agreement, all of which risks are being assumed by the Buyer);

                  (iii) Buyer may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing (A) in the event that (1) Sellers have breached any representation, warranty or covenant contained in this Agreement, (2) such breach would have a material adverse effect on the Company and its Subsidiaries taken as a whole, (3) Buyer has notified Sellers in writing of such breach and (4) such breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 31, 1999 by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Buyer breaching any representation, warranty or covenant contained in this Agreement); and

                  (iv) Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event that (1) Buyer has breached any representation, warranty or covenant contained in this Agreement, (2) such breach would have a material adverse effect on Buyer, (3) Sellers has notified Buyer in writing of such breach, and (4) such breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 31, 1999 by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from Sellers breaching any representation, warranty or covenant contained in this Agreement).

         (b) Effect of Termination. If either Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party which has committed a willful breach hereof or any Party which fails to consummate the Closing notwithstanding the fact that (1) all of the conditions running in its favor under Section 7 hereof have been satisfied and (2) all of the conditions running in the favor of the other Party under Section 7 have been satisfied or waived); provided, however, that the Confidentiality Agreement shall survive termination.

         Section 10.  Miscellaneous.

         (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law, the regulations of the SEC, or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to consult the other Party prior to making the disclosure).

         (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the exhibits and schedules hereto referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns and heirs. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that any Party may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the assigning Party nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then five business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Sellers:                          Copy to:

         J. D. Jenkins
         913 Glensprings Drive
         Knoxville, TN 37922

         Ron Jenkins
         5000 Cloverhill Lane
         Knoxville, TN 37922

         Shady Dale Investments, LLC.                              Morris, Manning & Martin
         2239 Goode Rd.                                            3343 Peachtree Rd., N.E.
         Conyers, GA 30094                                         1600 Atlanta Financial Center
         Attn: President                                           Atlanta, GA 30326
                                                                   Attn: Oby T. Brewer, Esq.


         If to Buyer:                           Copy to:

         iCommerce Group, Inc.                                    Stone & Hinds, PC
         6312 Baum Drive                                          700 First American Center
         Knoxville, TN 37919                                      507 Gay Street, S.W.
                                                                  Knoxville, TN 37902
                                                                  Attn: Maurice W. Gerard

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by duly authorized representatives of Buyer and Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of Buyer and Sellers will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) Confidentiality. Following the Closing, Sellers and its Affiliates shall maintain the confidentiality of all nonpublic information concerning the Company and its Subsidiaries; provided that Sellers and its Affiliates shall be entitled to use and/or disclose relevant portions of such information for tax, accounting and financial reporting purposes and in connection with the enforcement of their rights under this Agreement.

                                   * * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       iCOMMERCE GROUP, INC.

                                       By:  _______________________________
                                             Title:

                                       J. D. JENKINS

                                       By:  _______________________________
                                             An Individual

                                       RON JENKINS

                                       By:  _______________________________
                                             An Individual

                                       SHADY DALE INVESTMENTS, LLC

                                       By:  _______________________________
                                             Title: